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EXHIBIT 99.1

TransMontaigne Inc. Prices $200 Million Senior Subordinated Notes

        Denver, Colorado, May 27, 2003—TransMontaigne Inc. (AMEX: TMG) today announced the pricing of its offering of $200 million aggregate principal amount of senior subordinated notes due 2010 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and in offshore transactions in reliance on Regulation S under the Securities Act. The senior subordinated notes will bear interest at a rate of 9 1/8% per annum, and the initial price to purchasers is 100% of the principal amount. The notes will be subordinated to all of our existing and future senior debt, and will be guaranteed by certain of our existing subsidiaries and certain of our future domestic subsidiaries.

        TransMontaigne intends to use the net proceeds of the offering to repay a portion of its senior debt outstanding under its bank credit facility.

        This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities. The securities to be offered will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

FORWARD-LOOKING STATEMENTS

        This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected.

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CONTACT:

TransMontaigne Inc.
                Donald H. Anderson, President and CEO, 303-626-8200
                Randall J. Larson, Executive Vice President and CFO, 303-626-8200

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  EXHIBIT 99.1
TransMontaigne Inc. Prices $200 Million Senior Subordinated Notes